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                                                                    EXHIBIT 23.1
                                                                      (Form S-8)




                          CONSENT OF ERNST & YOUNG LLP








         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OshKosh B'Gosh, Inc. 1995 Outside Directors' Stock Option Plan, as amended, of our report dated January 26, 2001 with respect to the consolidated financial statements and schedule of OshKosh B'Gosh, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 30, 2000 filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP




Milwaukee, Wisconsin
November 27, 2001